Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated April 4, 2013, in Registration Statement (Form S-1) and related Prospectus of LabStyle Innovations Corp. (A Development Stage Company) dated July 10, 2013.

/s/ Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel	Kost Forer Gabbay & Kasierer
July 10, 2013	A Member of Ernst & Young Global